Exhibit 99.(d)(15)

APPENDIX A-1

TO SUB-ADVISORY AGREEMENT

Effective as of 5th day of October 2026

FUNDS FOR WHICH NEWTON INVESTMENT MANAGEMENT NORTH AMERICA, LLC ACTS AS SUB-ADVISER

ALTERNATIVE FUNDS

WisdomTree Managed Futures Strategy Fund

WisdomTree Equity Premium Income Fund (formerly known as WisdomTree CBOE S&P 500 PutWrite Strategy Fund)

WisdomTree Enhanced Commodity Strategy Fund

WisdomTree Target Range Fund

WisdomTree Inflation Plus Fund

WisdomTree Efficient Long/Short U.S. Equity Fund

WisdomTree Efficient Long/Short U.S. SmallCap Equity Fund

WisdomTree Global Alpha Fund

The Investment Adviser hereby appoints Newton Investment Management North America, LLC, and Newton Investment Management North America, LLC hereby accepts appointment, as the Sub- Adviser for the Fund(s) set forth above.

APPENDIX B-1

TO

SUB-ADVISORY AGREEMENT

Effective as of October 5th, 2026

ALTERNATIVE FUNDS

WisdomTree Managed Futures Strategy Fund

WisdomTree Enhanced Commodity Strategy Fund

WisdomTree Target Range Fund

WisdomTree Inflation Plus Fund

WisdomTree Efficient Long/Short U.S. Equity Fund

WisdomTree Efficient Long/Short U.S. SmallCap Equity Fund

WisdomTree Global Alpha Fund

[INTENTIONALLY OMITTED]